EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-22581(as amended), 33-36303, 33-633554, 33-65383, 333-136289 and 333-140949 on Form S-8 and Registration Statement Nos. 333-141220 and 333-146262 on Form S-3 of our reports dated February 15, 2008, relating to the consolidated financial statements and financial statement schedule of USG Corporation and subsidiaries (the “Corporation”) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Corporation’s adoption of Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirements” in 2005, the Corporation’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” in 2006 and the Corporation’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Tax — an Interpretation of Financial Accounting Standards Board Statement No. 109” in 2007) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of USG Corporation for the year ended December 31, 2007.
DELOITTE & TOUCHE LLP
Chicago, Illinois
February 15, 2008